UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2007

Acacia Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(949) 480-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We hereby amend and restate Section 1, Item 1.02 of our Form 8-K filed with the Commission on May 9, 2007, as follows:

SECTION 1  Registrant’s Business and Operations

ITEM 1.01.  Entry into a Material Definitive Agreement.

On May 4, 2007, we entered into and closed a Securities Purchase Agreement with eighteen investors for the direct, registered sale of a total of 6,780,931 units, each unit consisting of one (1) share of Acacia Research-CombiMatrix common stock (AR-CombiMatrix stock) and one warrant to purchase one and one-half (1.5) shares of AR-CombiMatrix stock. Each warrant is exercisable at a price of $0.55 per share until May 3, 2012. The purchase price for each unit was $0.7375 per unit, for an aggregate purchase price of $5,000,937, based upon the closing market price of AR-CombiMatrix stock on May 3, 2007, of $0.55 per share. We offered and sold the stock pursuant to our Form S-3 registration statement declared effective with the Commission on April 25, 2006. No commissions or other broker fees were paid in connection with the offering, and the offering was closed upon consummation of the sale on May 4, 2007.

Thomas Akin, a director of our company and CombiMatrix Corporation’s Chairman and director, purchased 700,000 units in the offering pursuant to the Securities Purchase Agreement, for a total purchase price of $516,250. Talkot Fund, L.P., also purchased 1,400,000 units in the offering pursuant to the Securities Purchase Agreement, for a total purchase price of $1,032,500. Thomas Akin serves as managing general partner of Talkot Fund, L.P. Amit Kumar, a director of our company and Chief Executive Officer and director of CombiMatrix Corporation, purchased 50,000 units in the offering pursuant to the Securities Purchase Agreement, for a total purchase price of $38,875.

Following a split off of CombiMatrix Corporation from our company, the investors will have the right to require CombiMatrix Corporation to register for resale the shares of its common stock issuable in exchange for the warrants and to keep such registration statement effective until such shares are sold by the investors.

The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION, a Delaware corporation

Date: May 9, 2007	By:	/s/ Robert L. Harris II

Robert L. Harris II, President

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